UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2009 (September 11, 2009)

Interactive Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of Principal Executive Offices)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

      On September 11, 2009, the Board of Directors of Interactive Intelligence, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Richard G. Halperin to serve as a member of the Board of Directors with a term to expire at the 2012 annual meeting of shareholders of the Company and until his successor is elected and has qualified. The appointment of Mr. Halperin fills a vacancy on the Board.

     Mr. Halperin brings to the Board 30 years of sales and management experience working with technology companies.  Mr. Halperin served as chief executive officer of Coherent Networks International Inc., a GIS software company specializing in the utility and telecom industries, until 1999. Prior to that, Mr. Halperin served as chief executive officer of JBA International, a unit of JBA Holdings, a global ERP software company based in the United Kingdom, from 1991 to 1998; vice president of sales and services for System Software Associates, a provider of extended enterprise solutions and services ("SSA"), from 1985 to 1989; and area director responsible for sales, support and administrative operations of Wang Laboratories, a provider of computer-based office information processing systems, from 1983 to 1985.  Prior to that, Mr. Halperin spent nine years at IBM Corporation in various marketing and management positions. Mr. Halperin previously served on the board of directors of several private companies and one public company, including Story Inc., JBA International, Advanced Graphical Applications, Airborne Control Technologies, Made2Manage, Coherent Networks International, Epigragh and multiple SSA affiliates. Mr. Halperin graduated from Northwestern University with a B.S. degree in business administration.

  There is no arrangement or understanding between Mr. Halperin and any other person pursuant to which Mr. Halperin was appointed as a director of the Company. Mr. Halperin has not been named to a committee of the Board of Directors and is not expected to be named to a committee of the Board of Directors at the time of filing this Current Report on Form 8-K. There are no transactions in which Mr. Halperin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

      As a non-employee director, Mr. Halperin will participate in the non-employee director compensation arrangements described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2009.  In addition, on September 11, 2009, upon his appointment to the Board, Mr. Halperin was granted a non-qualified stock option to purchase 20,000 shares of the Company's common stock under the Interactive Intelligence, Inc. 2006 Equity Incentive Plan, which stock option will vest in equal installments over a four-year period beginning on the first anniversary date of the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: September 16, 2009	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer